UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

September 30, 2010
Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20848	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd. Suite 100, Fort Lauderdale, Florida 33309 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2010, following a recent illness, James M. Lynch resigned as Executive Vice President and Chief Financial Officer of Universal Insurance Holdings, Inc. (“Company”) and its wholly-owned insurance subsidiaries, Universal Property & Casualty Insurance Company (UPCIC) and American Platinum Property & Casualty Insurance Company (APPCIC). There were no disagreements between Mr. Lynch and the Company on any matter relating to the Company’s financial statements, accounting policies or its internal controls. He will remain with the Company as its Director of Financial Analysis.

Following Mr. Lynch’s resignation, the Board of Directors elected George R. De Heer, 50, as the Company's Chief Financial Officer and Principal Accounting Officer effective October 1, 2010.  Mr. De Heer will also serve as the Chief Financial Officer of UPCIC and APPCIC.  Mr. De Heer served as the Company’s Vice President – Finance since October 2006 and was appointed to serve in an acting capacity as chief financial officer and principal accounting officer when Mr. Lynch became ill in August 2010.  In connection with his appointment, the Company entered into an employment agreement with Mr. De Heer.  The employment agreement has an initial term through September 30, 2013, subject to automatic one-year extensions unless either party elects not to extend the term.  Mr. De Heer will receive an initial annual base salary of $300,000 and will be eligible for bonuses and equity incentive compensation at the sole discretion of the Company.  Mr. De Heer currently holds a fully-vested stock option for the purchase of 20,000 shares of Company common stock with an exercise price of $3.90, the fair market value of the common stock on the grant date, pursuant to a non-qualified stock option agreement dated May 16, 2008.  Mr. De Heer also will participate in benefit plans and programs generally available to the Company’s employees in similar positions.  The foregoing is a not a complete discussion of the employment agreement and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is attached as Exhibit 10.1 and incorporated by reference.

Mr. De Heer has served as the Company’s Vice President – Finance since October 2006 and has almost 19 years of experience in the property and casualty insurance industry.  Prior to joining the Company, Mr. De Heer was employed for 15 years by Bristol West Insurance Group, a national property and casualty insurance company.  Mr. De Heer held various financial positions with Bristol West Insurance Group, rising to become its Vice President of Finance and Controller.

Mr. De Heer graduated from Lewis University with a B.A. in Accounting in 1982.  He was licensed as a certified public accountant in the State of Illinois in 1984.

A copy of the press release announcing Mr. Lynch's resignation and Mr. De Heer’s appointment is attached as Exhibit 99.1 and incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

 (d) Exhibits:

10.1	Employment Agreement, dated as of September 30, 2010, by and between the Company and George De Heer.
99.1	Press Release dated October 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 4, 2010	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Bradley I. Meier
Bradley I. Meier
President and Chief Executive Officer